Exhibit 99.1

SurModics Reports Fourth Quarter and Fiscal Year 2010 Results

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--November 10, 2010--SurModics, Inc. (Nasdaq: SRDX), a leading provider of drug delivery and surface modification technologies to the healthcare industry, today reported financial results for the fourth quarter and fiscal year ended September 30, 2010.

Fourth Quarter Summary:

  GAAP results:
    Revenue of $15.5 million, down 16% sequentially
    Goodwill impairment charge of $13.8 million
    Asset and investment impairment charges of $8.0 million
    Operating loss of $18.1 million
    Net loss of $21.7 million
    Diluted EPS of ($1.25)
  Revenue summary:
    Royalties and license fees of $7.9 million, down 15% sequentially
    Product sales of $4.6 million, down 20% sequentially
    R&D revenue of $3.0 million, down 14% sequentially
  Revenue by market:
    Therapeutic:
      Cardiovascular – $9.1 million, down 17% sequentially
      Ophthalmology – $0.6 million, down 44% sequentially
      Other Markets – $2.9 million, down 11% sequentially
    Diagnostic – $2.9 million, down 11% sequentially
  Non-GAAP results (excluding goodwill, asset and investment impairment charges):
    Adjusted operating loss of $1.7 million
    Adjusted net loss of $0.9 million
    Adjusted diluted EPS of ($0.05)
  Operating cash flow of $5.3 million
  Cash and investments of $56.8 million; zero debt
  5 new licenses signed with SurModics customers
  4 new customer product classes introduced by SurModics customers

Fiscal Year 2010 Summary:

  GAAP results:
    Revenue of $69.9 million
    Operating loss of $14.1 million
    Net loss of $21.1 million
    Diluted EPS of ($1.21)
    Revenue by market:
      Therapeutic:
        Cardiovascular – $40.2 million, up 1% year-over-year
        Ophthalmology – $7.6 million, down 85% year-over-year
        Other Markets – $10.9 million, down 17% year-over-year
      Diagnostic – $11.2 million, down 32% year-over-year
  Non-GAAP results:
    Adjusted revenue of $73.4 million
    Adjusted operating income of $9.5 million
    Adjusted net income of $6.6 million
    Adjusted diluted EPS of $0.38
  Achieved four of five 2010 non-financial objectives by fiscal year-end and the fifth shortly thereafter:
    Executed a total of 21 new licenses with SurModics customers
    Executed 2 new customer licenses at SurModics Pharmaceuticals, with a third customer license executed in October 2010
    Introduction of 11 new licensed product classes by SurModics customers
    Initiated a human clinical trial for a product using SurModics drug delivery technology
    Qualified our cGMP manufacturing facility for customer use

“We are disappointed with our fiscal 2010 performance,” said Phil Ankeny, SurModics' interim chief executive officer, senior vice president and chief financial officer. “While the environment remains challenging, and the Company continues to navigate through several revenue transitions, we know we are capable of doing better---and we are committed to doing better. In October, we announced a new organizational structure to better meet the needs of our customers and improve our resource deployment. We also implemented a 13% reduction in force, which will result in savings of approximately $3.0 to $3.5 million on an annualized basis. We intend to remain strategically nimble and execute relentlessly to drive improved operating results, and remain confident in SurModics’ long-term potential.”

Revenue for the fourth quarter of fiscal 2010 was $15.5 million, compared with $19.2 million in the year-earlier period. Operating loss was $18.1 million, compared with operating income of $4.0 million in the prior-year period. Net loss was $21.7 million, compared with net income of $2.7 million in the same period last year. Diluted earnings per share was a loss of ($1.25), compared with income of $0.16 in the fourth quarter of fiscal 2009. Results for the fourth quarter of fiscal 2010 include a $13.8 million goodwill impairment charge related to the 2007 acquisition of SurModics Pharmaceuticals, asset impairment charges associated with long-lived assets of $2.6 million, and an impairment loss in connection with the Company’s portfolio of strategic investments of $5.4 million. On a non-GAAP basis, excluding these non-cash charges, adjusted diluted earnings per share was a loss of ($0.05).

Fiscal 2010 revenue was $69.9 million, compared with fiscal 2009 revenue of $121.5 million. Fiscal 2009 results included the recognition of approximately $45 million of revenue in connection with the termination of the Company’s license and research collaboration agreement with Merck & Co., Inc. Operating loss for fiscal 2010 was $14.1 million, compared with operating income of $57.5 million in the prior year. Net loss was $21.1 million, compared with net income of $37.6 million last year. Diluted net loss per share was ($1.21), compared with net income of $2.15 in fiscal 2009. On a non-GAAP basis, for fiscal 2010, excluding restructuring charges, goodwill, asset and investment impairment charges, adjusted total revenue was $73.4 million, adjusted operating income was $9.5 million, adjusted net income was $6.6 million, and adjusted diluted net income per share was $0.38. On a non-GAAP basis, for fiscal 2009, adjusted total revenue was $86.8 million, adjusted operating income was $27.7 million, adjusted net income was $18.7 million, and adjusted diluted net income per share was $1.07.

SurModics’ cash and investment balance totaled $56.8 million as of September 30, 2010, with no debt. Operating cash flow for the fourth quarter was $5.3 million, compared with $6.6 million in the fourth quarter of fiscal 2009. For fiscal year 2010, operating cash flow was $22.0 million, compared with $31.3 million in fiscal year 2009.

“SurModics’ operating cash flow and balance sheet continue to be strong,” added Ankeny. “We remain committed to actively utilizing our balance sheet to invest in our future. The Company continues to evaluate opportunities to deploy capital, including potential corporate development transactions, share repurchases, and targeted investments in the business.”

Outlook
For fiscal year 2011, SurModics expects to generate revenue in a range of $55 to $63 million and non-GAAP diluted EPS of ($0.15) to $0.05. Non-GAAP diluted EPS would exclude any one-time charges such as restructuring charges, asset impairment charges, acquisition-related charges, and the like. On a GAAP basis, we will have certain charges in fiscal 2011. As we disclosed in connection with our recent reduction in force and changes in our organization structure, we expect to record restructuring charges in the range of $1.3 to $1.7 million in the first quarter of fiscal 2011. In addition, we are likely to incur certain milestone payment obligations related to our acquisition of SurModics Pharmaceuticals. Assuming we do, we expect to record an additional goodwill impairment charge of approximately $5.7 million in the first quarter of fiscal 2011. The negative impact of these charges to GAAP diluted EPS for fiscal 2011 is estimated to be approximately ($0.38) per share. Accordingly, GAAP diluted EPS is currently expected to be in a range of ($0.53) to ($0.33).

Live Webcast
SurModics will host a webcast at 5:00 p.m. ET (4:00 p.m. CT) today to discuss the quarterly and full year results. To access the webcast, go to the investor relations portion of the Company’s website at www.surmodics.com, and click on the webcast icon. If you do not have access to the Internet and want to listen to the audio by phone, dial 866-225-8754. A replay of the fourth quarter and fiscal year 2010 conference call will be available by dialing 800-406-7325 and entering conference call ID 4376824. The audio replay will be available beginning at 7:00 p.m. CT on Wednesday, November 10, until 7:00 p.m. CT on Wednesday, November 17.

About SurModics, Inc.
SurModics’ vision is to extend and improve the lives of patients through technology innovation. The Company partners with the world’s foremost medical device, pharmaceutical and life science companies to develop and commercialize innovative products that result in improved diagnosis and treatment for patients. Core offerings include: drug delivery technologies (coatings, microparticles, nanoparticles, and implants); surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and specialized surfaces for cell culture and microarrays. SurModics is headquartered in Eden Prairie, Minnesota and its SurModics Pharmaceuticals subsidiary is located in Birmingham, Alabama. For more information about the Company, visit www.surmodics.com. The content of SurModics’ website is not part of this release or part of any filings the Company makes with the SEC.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, such as our projections regarding our fiscal 2011 operating and financial performance, our expectations about our ability to withstand economic turbulence and ultimately thrive when conditions improve, our ability to successfully develop and commercialize our technologies, our ability to achieve our company goals, our ability to successfully implement our business model and grow, the future utilization of our Alabama facility, our ability to achieve the cost savings associated with our October 2010 reduction in force, and our performance in the near- and long-term, including our positioning for profitable long-term growth, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) realizing the full potential benefits of the Company's agreement with Genentech requires the development of new products and applications of technology, and the successful operations of our Alabama facility in compliance with applicable regulatory requirements; (2) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and our ability to achieve our company goals; (3) costs or difficulties relating to the integration of the businesses of SurModics Pharmaceuticals and BioFX Laboratories, and the drug delivery assets and collaborative programs acquired from PR Pharmaceuticals, Inc., with SurModics’ business may be greater than expected and may adversely affect the Company’s results of operations and financial condition; (4) developments in the regulatory environment, as well as market and economic conditions, may adversely affect our business operations and profitability; and (5) other factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP revenue, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific charges and as it relates to our accounting treatment for contracts with significant deferred revenue, such as the agreement with Genentech, and provide an alternative perspective of our results of operations. We use these non-GAAP measures to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of these non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors. We believe these non-GAAP measures facilitate investors' analysis and comparisons of our current results of operations and provide insight into the prospects of our future performance. We also believe that the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Revenue
Royalties and license fees	$7,944	$9,465	$34,277	$75,464
Product sales	4,598	5,571	20,184	19,333
Research and development	3,007	4,171	15,437	26,737
Total revenue	15,549	19,207	69,898	121,534

Operating costs and expenses
Product costs	2,605	2,167	9,425	7,508
Customer research and development	5,399	2,936	18,147	13,183
Other research and development	4,409	5,962	17,916	21,179
Selling, general and administrative	4,784	4,204	18,451	17,200
Purchased in-process research and development	—	—	—	3,200
Restructuring charges	—	(35)	1,306	1,763
Asset impairment charges	2,631	—	4,896	—
Goodwill impairment charge	13,810	—	13,810	—
Total operating costs and expenses	33,638	15,234	83,951	64,033
(Loss) income from operations	(18,089)	3,973	(14,053)	57,501

Other (loss) income
Investment income	217	227	1,337	2,023
Impairment loss on investments	(5,366)	—	(7,943)	—
Other (loss) income	(5,149)	227	(6,606)	2,023
(Loss) income before income taxes	(23,238)	4,200	(20,659)	59,524
Income tax benefit (provision)	1,575	(1,490)	(430)	(21,974)
Net (loss) income	$(21,663)	$2,710	$(21,089)	$37,550

Basic net (loss) income per share	$(1.25)	$0.16	$(1.21)	$2.15

Diluted net (loss) income per share	$(1.25)	$0.16	$(1.21)	$2.15

Weighted average shares outstanding
Basic	17,374	17,367	17,372	17,435
Diluted	17,374	17,404	17,372	17,469

SurModics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	September 30,
	2010	2009
Assets	(Unaudited)
Current assets
Cash and short-term investments	$20,496	$20,568
Accounts receivable	8,987	11,320
Inventories	3,047	3,330
Other current assets	4,948	1,796
Total current assets	37,478	37,014

Property and equipment, net	65,395	66,915
Long-term investments	36,290	27,300
Intangibles, net	15,257	17,458
Goodwill	8,010	21,070
Other assets	7,849	15,805

Total assets	$170,279	$185,562

Liabilities and Stockholders’ Equity
Current liabilities	$7,647	$7,984

Other liabilities	8,273	5,206

Total stockholders’ equity	154,359	172,372

Total liabilities and stockholders’ equity	$170,279	$185,562

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Year Ended
	September 30,
	2010	2009
Operating Activities:	(Unaudited)
Net (loss) income	$(21,089)	$37,550
Adjustment to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	7,818	5,912
Stock-based compensation	5,875	6,853
Purchased in-process research and development	—	3,200
Restructuring charges	1,306	1,763
Deferred taxes	446	8,229
Asset impairment charges	4,896	—
Impairment loss on investments	7,943	—
Goodwill impairment charge	13,810	—
Net other operating activities	328	443
Change in operating assets and liabilities:
Accounts receivable	2,333	3,269
Accounts payable and accrued liabilities	(171)	(2,387)
Income taxes	(4,121)	2,656
Deferred revenue	2,632	(36,050)
Net change in other operating assets and liabilities	2	(117)
Net cash provided by operating activities	22,008	31,321
Investing Activities:
Net purchases of property and equipment	(9,679)	(29,364)
Business acquisitions, net of cash acquired	(750)	(8,585)
Other investing activities	(9,643)	18,377
Net cash used in investing activities	(20,072)	(19,572)
Financing Activities:
Issuance of common stock	892	679
Repurchase of common stock	(2,032)	(14,998)
Purchase of common stock to fund employee taxes	(545)	(568)
Net other financing activities	(496)	(602)
Net cash used in financing activities	(2,181)	(15,489)
Net change in cash and cash equivalents	(245)	(3,740)
Cash and cash equivalents:
Beginning of year	11,636	15,376
End of year	$11,391	$11,636

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended September 30, 2010
(In thousands, except per share data)

(Unaudited)

		Long-term Agreement
		Adjustments
	As							Adjusted
	Reported	Revenue		Billed		Other		Non-GAAP
	GAAP (1)	Recognized		Activity		Adjustments		(2)

Revenue:
Royalties and license fees	$7,944	$(47)	(3)	$--	(4)			$7,897
Product sales	4,598							4,598
Research and development	3,007							3,007
Total revenue	$15,549	$(47)		$--				$15,502

Loss from operations	$(18,089)	$(47)		$--		$16,441	(5)	$(1,695)

Net loss	$(21,663)	$(29)	(6)	$--	(6)	$20,787	(7)	$(905)

Diluted net loss per share (8)	$(1.25)							$(0.05)

	Balance at							Balance at
	June 30,	Revenue		Billed				September
	2010	Recognized		Activity				30, 2010

Deferred revenue (9)	$3,563	$(47)		$--				$3,516

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
(2)	Adjusted Non-GAAP amounts exclude amortization of deferred license fee revenue in the period associated with the Genentech and other agreements under GAAP and include up-front license fees associated with Genentech and other agreements; and exclude the asset impairment charges of $2,631, goodwill impairment charge of $13,810 and impairment loss on investments of $5,366. The Adjusted Non-GAAP effective tax rate is 38.8% for the period presented.
(3)	Reflects amortization of deferred license fee revenue for the Genentech and other agreements in accordance with GAAP for the period presented.
(4)	Reflects amounts billed and deferred (up-front license fees) under the Genentech and other agreements for the period presented.
(5)	Reflects asset impairment charges of $2,631 and goodwill impairment charge of $13,810.
(6)	Reflects the after tax impact of the adjustments utilizing the Company’s effective tax rate for the period presented.
(7)	Reflects the after tax impact of the asset impairment charges utilizing the Company’s effective tax rate. The goodwill impairment charge of $13,810 and the impairment loss on investments of $5,366 do not generate a tax benefit.
(8)	Diluted net loss per share is calculated using the diluted weighted average shares outstanding for the period presented.
(9)	Reflects the activity for the period presented in the deferred revenue balance sheet accounts associated with the Genentech and other agreements.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Year Ended September 30, 2010
(In thousands, except per share data)

(Unaudited)

		Long-term Agreement
		Adjustments
	As							Adjusted
	Reported	Revenue		Billed		Other		Non-GAAP
	GAAP (1)	Recognized		Activity		Adjustments		(2)

Revenue:
Royalties and license fees	$34,277	$(184)	(3)	$3,700	(4)			$37,793
Product sales	20,184							20,184
Research and development	15,437							15,437
Total revenue	$69,898	$(184)		$3,700				$73,414

Income (loss) from operations	$(14,053)	$(184)		$3,700		$20,012	(5)	$9,475
								$6,561
Net income (loss)	$(21,089)	$(112)	(6)	$2,245	(6)	$25,517	(7)

Diluted net income (loss) per share (8)	$(1.21)							$0.38

	Balance at							Balance at
	September	Revenue		Billed				September
	30, 2009	Recognized		Activity				30, 2010

Deferred revenue (9)	$--	$(184)		$3,700				$3,516

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
(2)	Adjusted Non-GAAP amounts exclude amortization of deferred license fee revenue in the period associated with the Genentech and other agreements under GAAP and include up-front license fees associated with Genentech and other agreements; and exclude the restructuring charges of $1,306, asset impairment charges of $4,896, goodwill impairment charge of $13,810 and impairment loss on investments of $7,943. The Adjusted Non-GAAP effective tax rate is 39.3% for the period presented.
(3)	Reflects amortization of deferred license fee revenue for the Genentech and other agreements in accordance with GAAP for the period presented.
(4)	Reflects amounts billed and deferred (up-front license fees) under the Genentech and other agreements for the period presented.
(5)	Reflects restructuring charges of $1,306, asset impairment charges of $4,896 and goodwill impairment of $13,810.
(6)	Reflects the after tax impact of the adjustments utilizing the Company’s effective tax rate for the period presented.
(7)	Reflects the after tax impact of the restructuring charges and asset impairment charges utilizing the Company’s effective tax rate. The goodwill impairment charge of $13,810 and the impairment loss on investments of $7,943 do not generate a tax benefit.
(8)	Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.
(9)	Reflects the activity for the period presented in the deferred revenue balance sheet accounts associated with the Genentech and other agreements.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Year Ended September 30, 2009
(in thousands, except per share data)

(Unaudited)

		Merck Agreement
		Adjustments
	As	Deferred						Adjusted
	Reported	Revenue		Billed		Other		Non-GAAP
	GAAP (1)	Recognized		Activity		Adjustments		(2)

Revenue:
Royalties and license fees	$75,464	($28,578)	(3)	$--	(4)			$46,886
Product sales	19,333							19,333
Research and development	26,737	(6,200)	(3)	--	(4)			20,537
Total revenue	$121,534	($34,778)		$--				$86,756

Income from operations	$57,501	($34,778)		$--		$4,963		$27,686

Net income	$37,550	($21,939)	(5)	$--	(5)	$3,131	(5)	$18,742

Diluted net income per share (6)	$2.15							$1.07

	Balance at	Deferred						Balance at
	September	Revenue		Billed				September
	30, 2008	Recognized		Activity				30, 2009

Merck deferred revenue (7)	$34,778	($34,778)		$--				$--

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP). GAAP revenue includes a $9 million milestone payment and a $1.2 million research and development payment from Merck which were billed and recognized in the period.
(2)	Adjusted Non-GAAP amounts exclude the $34,778 of previously deferred revenue recognized in the period associated with the termination of the Merck agreement under GAAP; and exclude the restructuring charges of $1,763 and in-process research and development charge of $3,200 associated with the acquisition of PR Pharmaceuticals, Inc. assets. The Adjusted Non-GAAP effective tax rate is 36.9% for the period presented.
(3)	Reflects recognition of revenue for the Merck agreement in accordance with GAAP for the period presented that previously had been deferred.
(4)	Reflects amounts billed and deferred under the Merck agreement for the period presented.
(5)	Reflects the after tax impact of the adjustments utilizing the Company’s effective tax rate for the period presented.
(6)	Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.
(7)	Reflects the activity for the period presented in the deferred revenue balance sheet accounts associated with the Merck agreement. This agreement terminated in December 2008.

CONTACT:
SurModics, Inc.
Phil Ankeny, 952-829-2700
Interim Chief Executive Officer, Senior Vice President and Chief Financial Officer